UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2008

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32330	11-3707493
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Jean-Michel Wasterlain, an Executive Vice President of NorthStar Realty Finance Corp. (the “Company”), will be leaving the Company as of April 11, 2008 to pursue other personal and professional interests.  As a result, Mr. Wasterlain’s employment agreement with the Company will terminate effective April 11, 2008.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As referred to in Item 1.02 above, Mr. Wasterlain’s employment with the Company will cease effective as of April 11, 2008, at which time he will no longer serve as an Executive Vice President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: April 9, 2008	By:	/s/ Albert Tylis
Albert Tylis
Executive Vice President & General Counsel